Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby authorizes and appoints any person listed below or Jean-Pierre Sbraire, Chief Financial Officer of TotalEnergies SE, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, to act, without any other, for him or her and in his or her name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 (including under any other appropriate Form) of TotalEnergies SE, a French societas europaea, and any or all amendments (including post-effective amendments) thereto, relating to the registration under the U.S. Securities Act of 1933, as amended, of common shares, nominal value 2.50 euros each, of TotalEnergies SE that may be issued pursuant to the TotalEnergies 2026 Performance Share Grant Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, or any state regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection with the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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[Signature page of Form S-8 Power of Attorney TotalEnergies SE]

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the dates noted below.

Date:	May 28, 2026	By:	/s/ Patrick Pouyanné
		Name:	Patrick Pouyanné
		Title:	Chairman and Chief Executive Officer

Date:	May 28, 2026	By:	/s/ Jacques Aschenbroich
		Name:	Jacques Aschenbroich
		Title:	Director

Date:	May 28, 2026	By:	/s/ Marie-Christine Coisne-Roquette
		Name:	Marie-Christine Coisne-Roquette
		Title:	Director

Date:	May 28, 2026	By:	/s/ Lise Croteau
		Name:	Lise Croteau
		Title:	Director

Date:	May 28, 2026	By:	/s/ Marie-Ange Debon
		Name:	Marie-Ange Debon
		Title:	Director

Date:	May 28, 2026	By:	/s/ Valérie Della Puppa-Tibi
		Name:	Valérie Della Puppa-Tibi
		Title:	Director

Date:	May 28, 2026	By:	/s/ Romain Garcia-Ivaldi
		Name:	Romain Garcia-Ivaldi
		Title:	Director

[Signature page of Form S-8 Power of Attorney TotalEnergies SE]

Date:	May 28, 2026	By:	/s/ Glenn Hubbard
		Name:	Glenn Hubbard
		Title:	Director

Date:	May 28, 2026	By:	/s/ Anelise Lara
		Name:	Anelise Lara
		Title:	Director

Date:	May 28, 2026	By:	/s/ Helen Lee Bouygues
		Name:	Helen Lee Bouygues
		Title:	Director

Date:	May 28, 2026	By:	/s/ Laurent Mignon
		Name:	Laurent Mignon
		Title:	Director

Date:	May 28, 2026	By:	/s/ Dierk Paskert
		Name:	Dierk Paskert
		Title:	Director

Date:	May 28, 2026	By:	/s/ Angel Pobo
		Name:	Angel Pobo
		Title:	Director

Date:	May 28, 2026	By:	/s/ Amberley Doskey
		Name:	Amberley Doskey
		Title:	Authorized Representative in the United States

[Signature page of Form S-8 Power of Attorney TotalEnergies SE]